LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

The undersigned hereby make, constitute and appoint each of James R. Cruger and Michael S. Marron, each acting individually, as the undersigneds' true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Weider Nutrition International, Inc.__________, a Utah corporation (the "Company"), with the U. S. Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as may be amended from time to time (the "Exchange Act");

(2) seek or obtain, as the undersigneds' representative and on the undersigneds' behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, in connection with the foregoing, and the undersigned hereby authorize any such person to release any such information to any of the attorneys-in-fact and approve and ratify any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledge that:

(1) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigneds' responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;

(4) although the undersigned believe that the Company will use commercially reasonable best efforts to timely and accurately file Section 16 reporting forms on behalf of the undersigned within the required reporting deadlines, the Company does not represent or warrant that it will be able to do so at all times due to various factors, including but not limited to the shorter reporting deadlines mandated by the Sarbanes-Oxley Act of 2002, possible time zone differences, and the Company's need to rely on others, including brokers; and

(5) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds' obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, appropriate or desirable to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Forms 3, 4 and 5 with respect to the undersigneds' holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Limited Power of Attorney to be executed as of this 8th day of April, 2004.

/s/ John Hatherly

John Hatherly

WYNNCHURCH MANAGEMENT, INC.

/s/ John Hatherly

John A. Hatherly, President

WYNNCHURCH PARTNERS, L.P.

By: Wynnchurch Management, Inc., its general partner

/s/ John Hatherly

John A. Hatherly, President

WYNNCHURCH CAPITAL PARTNERS, L.P.

By: Wynnchurch Partners, L.P., its general partner

By: Wynnchurch Management, Inc., its general partner

/s/ John Hatherly

John A. Hatherly, President

WYNNCHURCH GP CANADA, INC.

/s/ John Hatherly

John A. Hatherly, President

WYNNCHURCH PARTNERS CANADA, L.P.

By: Wynnchurch GP Canada, Inc., its general partner

/s/ John Hatherly

John A. Hatherly, President

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

By: Wynnchurch Partners Canada, L.P., its general partner

By: Wynnchurch GP Canada, Inc., its general partner

/s/ John Hatherly

John A. Hatherly, President